FARLEY | WHITE
MANAGEMENT

155 Federal Street
18th Floor
Boston, MA 02110

T: 617.654.9400
F: 617.338.2387
www.farleywhite.com

September 9, 2015

Gary Levine
CSP, Inc.
43 Manning Road
Billerica, MA 01821

RE: FULLY-EXECUTED LEASE
Wannalancit Mill, Lowell

Dear Gary:

Enclosed please find a fully-executed original lease for your files. We look forward to CSP's tenancy with us.

We are still awaiting the original letter of credit which can be sent to my attention once issued.

Deborah Isensee manages Wannalancit Mill and will be your best point of contact in regards to the upcoming improvements, day-to-day operations and move logistics. Deborah can be reached directly at (978) 259-5241.

Again, we thank CSP for your business and look forward to welcoming you to Wannalancit Mill.

Sincerely,

Meredith Fay
Analyst

Enclosure

Cc: *John F. Power, Farley White Interests*
Deborah Isensee, Farley White Management

LEASE

This instrument is an indenture of lease by and between **Fortune Wakefield, LLC** ("Landlord") and **CSP, Inc.**, a Massachusetts corporation ("Tenant").

The parties to this instrument hereby agree with each other as follows:

ARTICLE I
SUMMARY OF BASIC LEASE PROVISIONS

1.1 INTRODUCTION

As further supplemented in the balance of this instrument and its Exhibits, the following set forth the basic terms of this Lease, and, where appropriate, constitute definitions of certain terms used in this Lease.

1.2 BASIC DATA

Date:	September 8, 2015
Landlord:	Fortune Wakefield, LLC
Present Mailing Address of Landlord:	c/o Farley White Management Company, LLC 660 Suffolk Street Lowell, MA 01854
Payment Address:	Fortune Wakefield, LLC c/o Farley White Management Company, LLC 155 Federal Street, Suite 1800 Boston, MA 02110
Managing Agent:	Farley White Management Company, LLC 660 Suffolk Street Lowell, MA 01854
Tenant:	CSP, Inc.
Mailing Address of Tenant:	175 Cabot Street Lowell, MA 01854
Premises:	13,515 Rentable Square Feet

Lease Term:	**Five (5) Years, three (3) months** (plus the partial calendar month, if any, immediately following the Term Commencement Date).
Term Commencement Date:	The earlier of the Substantial Completion Date (as defined in Section 3.2) or the date Tenant occupies the Premises for the purpose of conducting business, but in no event earlier than December 1, 2015.
Base Rent:	Year 1: $130,500.00/annum; $10,875.00/month Year 2: $150,000.00/annum; $12,500.00/month Year 3: $170,500.00/annum; $14,208.33/month Year 4: $216,240.00/annum; $18,020.00/month Year 5: $222,997.50/annum; $18,583.13/month
Rent Commencement Date:	The ninetieth (90th) day following the Term Commencement Date.
Security Deposit:	Letter of Credit in the amount of $50,000.00 and due in accordance with *Lease Section 17.16.*
Permitted Use:	For general office and light research and development uses and for no other purpose or purposes
Tenant's Proportionate Share:	**5.33%.** Tenant's Proportionate Share shall be adjusted in the event of any increase or decrease in the total square footage of rentable floor area contained within the Premises and/or the Building, based upon the square footage of rentable floor area contained within the Premises as compared to the square footage of rentable floor area contained within the Building, as increased or decreased.
Operating Expense Base	Actual Calendar Year 2015 Expenses
Real Estate Tax Base	Actual Fiscal Year 2016 Expenses
Unreserved Parking Spaces:	The total number of parking spaces: thirty-nine (39). Location of Parking spaces: four (4) - West Yard, six (6) – Cabot Lot, three (3) - Tremont Yard, twenty-six (26) - Ayotte Garage. Parking spaces will not be reserved and will be used in common

with others entitled to use spaces in the yards and the garage.

1.3 ENUMERATION OF EXHIBITS

Exhibit A:	Plan showing the Premises
Exhibit B:	Furniture
Exhibit C:	Building Services
Exhibit D:	Rules and Regulations
Exhibit E:	Floor plan and scope of work to be completed

ARTICLE II
DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS

2.1 LOCATION OF PREMISES

The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (the "Premises") identified on **Exhibit A** in Landlord's building (the "Building") located at 175 Cabot Street and 650 & 660 Suffolk Street in Lowell, MA. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on **Exhibit A** the layout of the Premises and the Building.

2.2 APPURTENANT RIGHTS AND RESERVATIONS

Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including common walkways, driveways, lobbies, hallways, ramps, and stairways. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that such changes do not unreasonably interfere with the use of the Premises for the Permitted Use.

Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in **Exhibit A**, except the inner surfaces thereof and the perimeter doors and windows. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises and upon reasonable notice provided by Landlord) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or

columns. Landlord agrees to repair any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility, provided that substitutions are at least equivalent in quality and functional utility to the common facilities as of the date of this Lease, and to change the lines of the Lot. In conducting any such alteration or relocation, Landlord shall use reasonable effort so that Tenant's operations shall not be negatively impacted.

ARTICLE III
TERM OF LEASE: CONDITION OF PREMISES

3.1 TERM OF LEASE

The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term" commencing upon the Term Commencement Date specified in Section 1.2.

3.2 CONDITION OF PREMISES

Tenant acknowledges that it has inspected the Premises and agrees to accept same in its "as is" condition, except for the performance of the Landlord's Work, as described below.

Landlord has agreed to touch-up paint throughout the Premises as needed and to have the Premises professionally cleaned. Landlord has also agreed to complete all work pursuant to Exhibit E ("Landlord's Work").

Landlord shall be responsible for delivering all base building portions of the Premises including the roof, foundation, structural supports, loading docks, exterior windows, mechanical equipment, electrical equipment, plumbing, and life safety systems in good working order fit for use through the balance of the Lease Term upon Lease Commencement.

For purposes of determining the Commencement Date, the Work required to be performed by Landlord shall be deemed substantially completed (the "Substantial Completion Date), notwithstanding the existence of certain incomplete cosmetic or other work, or "punchlist items" such as details or adjustments, which do not materially interfere with Tenant's use and occupancy of the Premises for the ordinary conduct of its business. Within 5 Business Days of receipt of notice from Landlord of the anticipated Substantial Completion Date, Landlord and Tenant shall make a joint inspection of the Premises and prepare a memorandum (the "**Punchlist**") setting forth all items remaining to be completed by Landlord. Landlord shall proceed diligently and in good faith to complete the items shown on the Punchlist without unreasonable disruption to Tenant's operations, and if reasonably possible, within 30 days of the Commencement Date. The mutual agreement of Landlord and Tenant shall decide all matters relating to the preparation or completion of the Punchlist.

ARTICLE IV
RENT

4.1 RENT PAYMENTS

The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever. Rent shall be made payable to the order of Managing Agent as agent for Landlord.

(a) Commencing on the Rent Commencement Date, Base Rent and the monthly installments of Tenant's Proportionate Share of the Taxes and Tenant's Proportionate Share of Operating Expenses shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month. As used in this Lease, the term "lease year" shall mean any twelve (12) month period commencing on the Commencement Date.

(b) Base Rent and the monthly installments of Tenant's Proportionate Share of the Taxes and Tenant's Proportionate Share of Operating Expenses for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

(c) If any monthly payment is not paid on or by the date it is due more than once during any twelve (12) month period, Tenant shall pay to Landlord an administrative fee equal to ten (10) percent of the unpaid amount. In addition, Tenant shall pay to the Landlord interest at a rate of 1.5% per month on all sums whatever becoming due under this lease, and not paid within five (5) days after their due date, if called upon the Landlord to do so. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount.

4.2 REAL ESTATE TAX

(a) The term "Taxes" shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy,

use, or possession of such property or any part thereof, and ad valorem taxes for any personal property used in connection with the Building or Lot. Without limiting the foregoing, Taxes shall also include any payments made by Landlord in lieu of taxes. The Landlord agrees that Tenant's share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term.

Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges ("Substitute Taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in reasonably seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to Substitute Taxes, Taxes shall not include any inheritance, estate, succession, capital levy, transfer, gift, franchise, net income or capital stock tax.

(b) The Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of any increase in the Taxes assessed against the Building and Lot during any tax year (i.e., July 1 through June 30, as the same may change from time to time) over the Real Estate Tax Base as defined in Section 1.2 during the Lease Term. The Tenant shall pay to Landlord, together with monthly payments of Base Rent, pro rata monthly installments on account of the projected Tax increase over the Real Estate Tax Base for each lease year reasonably calculated by Landlord from time to time by Landlord with an adjustment made after the close of the tax year, to account for actual Taxes for such tax year. The initial monthly payments on account of Taxes shall be zero per month. If the total of such monthly installments in any lease year is greater than Tenant's Proportionate Share of actual Taxes for such tax year, Tenant shall be entitled to a credit against Tenant's rental obligations hereunder in the amount of such difference or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. In no event shall the Landlord credit Tenant's account for an amount greater than the amount of Taxes paid in by Tenant during the lease year. If the total of such monthly installments is less than such liability for such tax year, Tenant shall pay to Landlord the amount of such difference within thirty (30) days after Tenant receives Landlord's invoice therefor.

(c) If any Taxes, with respect to which Tenant shall have paid Tenant's Proportionate Share, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of

Tenant's Proportionate Share of such abatement or refund less Landlord's costs or expenses, including without limitation appraiser's and attorneys' fees, of securing such abatement or refund or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. The Tenant shall not apply for any real estate tax abatement without the prior written consent of Landlord. In no event shall Landlord credit Tenant's account for an amount greater than the amount of Taxes actually paid in by Tenant during the lease year.

(d) Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

4.3 TENANT'S SHARE OF OPERATING COSTS

The Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of Operating Costs (defined below). The Tenant shall pay to Landlord pro rata monthly installments on account of the projected increase in Operating Costs over the Operating Expense Base (as defined in Section 1.2) for each lease year during the Lease Term in amounts reasonably calculated from time to time by Landlord with an adjustment made after the close of the lease year, to account for actual Operating Costs for such lease year. The initial monthly payments on account of Operating Costs shall be zero per month. If the total of such monthly installments in any lease year is greater than Tenant's Proportionate Share of actual Operating Costs for such lease year, Tenant shall be entitled to a credit against Tenant's monthly installments on account of projected Operating Costs hereunder in the amount of such difference or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. In no event shall the Landlord credit Tenant's account for an amount greater than the amount of Operating Costs actually paid in by Tenant during the lease year. If the total of such monthly installments is less than such liability for such lease year, Tenant shall pay to Landlord the amount of such difference, as additional rent, within thirty (30) days after Tenant receives Landlord's invoice therefor.

As used in this Lease, the term "Operating Costs" shall mean all costs and expenses incurred by Landlord in connection with operation, insuring, repair, equipping, maintenance, management, cleaning and protection (collectively, "the Operation") of the Building, the Building heating, ventilating, electrical, plumbing, and other systems and the Lot (collectively, "the Property"), including, without limitation, the following:

(1) All expense incurred by Landlord or its agents which shall be related to employment of day and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, guards, cleaners and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or its agents pursuant to any collective bargaining agreement), for services in

connection with the Operation of the Property, and personnel engaged in supervision of any of the persons mentioned above; provided, however, that the costs of employing personnel who work less than full-time in connection with the Operation of the Property shall be equitably adjusted;

(2) The cost of services, materials and supplies furnished or used in the Operation of the Property;

(3) The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) seeking abatements of Taxes; provided, however, that management fees shall not exceed prevailing market rates;

(4) Insurance premiums and the positive difference, if any, between the amounts of what the insurance premiums would be if such insurance were maintained without deductibles over the actual premiums for such policies;

(5) Costs for electricity, steam and other utilities required in the Operation of the Property;

(6) Water and sewer use charges;

(7) The costs of snow-plowing and removal, parking fees and parking lot maintenance, and landscaping;

(8) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property; and

(9) All other expenses incurred in connection with the Operation of the Property.

Operating Costs may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating Costs:

- leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or the Site;
- legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;
- costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building or the Site, including Tenant, or relocating any tenant;

- financing costs including interest and principal amortization of debts and the costs of providing the same;
- except as otherwise expressly provided above, depreciation;
- rental on ground leases or other underlying leases and the costs of providing the same;
- wages, bonuses, fringe benefits and other compensation of employees above the grade of Building Manager;
- any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Substances (as defined in Section _5.7 below) and the cost of defending against claims in regard to the existence or release of Hazardous Substances at the Building or the Site (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease);
- costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance;
- increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building or the Site for which Landlord is entitled to reimbursement from any other tenant;
- charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties;
- cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;
- the cost of installing any specialty service, such as a cafeteria, observatory, broadcasting facilities, child or daycare;
- cost of correcting defects in the design, construction or equipment of, or latent defects in, the Building or the Site;
- cost of any work or service performed on an extra cost basis for any tenant in the Building or the Site to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

- cost of any work or services performed for any facility other than the Building or Site;

- any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

- cost of initial cleaning and rubbish removal from the Building or the Site to be performed before final completion of the Building or tenant space;

- cost of initial landscaping of the Building or the Site;

- except as expressly provided above, cost of any item that, under generally accepted accounting principles, are properly classified as capital expenses;

- lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

- cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building or the Site;

- late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant's actions or inactions;

- cost of acquiring, securing cleaning or maintaining sculptures, paintings and other works of art;

- real estate taxes or taxes on Landlord's business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);

- direct costs or allocable costs (such as real estate taxes) associated with parking operations if there is a separate charge to Tenant, other than tenants or the public for parking;

- charitable or political contributions;

- reserve funds;

- all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once;

- any cost associated with operating as an on or off-site management office for the Building, except to the extent included in the management fee permitted hereby;

- costs and expenses incurred in connection with compliance with or contesting or settlement of any claimed violation of law or requirements of law, except to the extent attributable to Tenant's actions or inactions;

- costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of the Lease or imposed or incurred solely as a result of another tenant's or tenants' use of the Site or their respective premises; and

- costs related to public transportation, transit or vanpools, except to the extent such costs would not be excluded under Section ___ above or that Tenant shall elect to participate in the service to which such costs relate.

ARTICLE V
USE OF PREMISES

5.1 PERMITTED USE

Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

The Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to all the tenants in the Building, except where different circumstances justify different treatment.

Landlord hereby recognizes that Tenant's operation includes some light research & development and "server room" areas which require supplemental cooling.

5.2 COMPLIANCE WITH LAWS

Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, "Approvals") which are required for Tenant's use of the Premises other than a general Occupancy Permit, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or

about the Premises; provided, however, that Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord's written consent, which consent shall not be unreasonably withheld. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals. Without limiting the general application of the foregoing, Tenant shall be responsible for compliance of the Premises, including, without limitation, any alterations it may make to the Premises with the requirements of the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same may be amended from time to time (collectively, the "ADA"). The Landlord shall be responsible for the compliance with the requirements of the ADA of (x) the common areas of the Building and Lot and (y) the access to the Premises from the common areas. Tenant's inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant's rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense, (i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority; (ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord's and Tenant's insurers applicable to the Premises, Building and Lot. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area which such floor was designed to carry as certified by Landlord's architect and (b) the floor load per square foot of area which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Notwithstanding the foregoing paragraph, to the best of Landlord's knowledge, the Building is substantially in compliance with ADA.

5.3 INSURANCE RISKS

Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant's use of the Premises. Any such amounts shall be deemed to be additional rent hereunder.

5.4 ELECTRICAL EQUIPMENT

The Tenant shall not, without Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will

operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as the same may be reasonably determined by Landlord and Landlord may audit Tenant's use of electric power to determine Tenant's compliance herewith. If Landlord, in its sole discretion, permits such excess usage, Tenant will pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers, meters, or other facilities that may be required to furnish or measure such excess power to the Premises. Landlord hereby acknowledges and approves Tenant's use of supplemental HVAC and "server room" functions within the Premises as shown in Exhibit E attached hereto.

5.5 TENANT'S OPERATIONAL COVENANTS

(a) Affirmative Covenants

In regard to the use and occupancy of the Premises, and except as set forth in Exhibit C, Tenant will at its expense: (1) keep the inside of all glass in the doors and windows of the Premises reasonably clean; (2) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (3) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed (and Tenant shall cause the Premises to be inspected and exterminated on a regular basis by a reputable, licensed exterminator and shall provide Landlord, on request, with a copy of Tenant's contract for such services); (5) keep all mechanical apparatus free of vibration and loud noise which may be transmitted beyond the Premises; and (6) comply with and observe all rules and regulations reasonably established by Landlord from time to time. The current Building Rules and Regulations are attached in **Exhibit D**.

(b) Negative Covenants

In regard to the use and occupancy of the Premises and common areas, Tenant will not: (7) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (8) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (9) cause or permit objectionable odors to emanate or to be dispelled from the Premises; or (10) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises for any unlawful purpose; (11) park trucks or other vehicles in a manner that will block access to the loading docks serving the Building, except when Tenant is actively using such loading docks.

5.6 SIGNS

Except as expressly permitted in this Section 5.6, Tenant shall not place any signs, placards, or the like on the Building or in the Premises that will be visible from outside the Premises (including without limitation both interior and exterior surfaces of windows). Landlord shall be responsible for delivering building standard signage at Tenant's entryway as well as placing Tenants name on all applicable directories.

5.7 HAZARDOUS MATERIALS

The Tenant shall not use, handle or store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively "Hazardous Materials") in, under, on or about the Property except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises, and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth in the first sentence of this Section 5.7.

ARTICLE VI
INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1 INSTALLATIONS, ALTERATIONS, AND ADDITIONS

Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing, which consent shall not be unreasonably withheld, delayed or conditioned as to work in the existing office space that will not affect the utility or building service systems or equipment. In any event, Tenant

shall not demolish the existing office space in the Premises, without the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion. In no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenant's use of the Premises, after the performance of any such work by Tenant, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record forthwith without cost to Landlord. Any and all Tenant installations, alterations, and additions, in or to the Premises, that are intended to become or do become part of the real estate or fixtures therein (other than trade fixtures that are readily removable without damage to the Premises) including but not limited to equipment, appliances, and machinery, shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant's cost and expense, insurance meeting the requirements of Section 11.3 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. Any installations, alterations or additions made by Tenant to the Premises, including, without limitation, all utility systems, fixtures, machinery, equipment, and appliances installed in connection therewith, other than movable personal property, shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord requires, at the time of Landlord's approval of such work, Tenant to remove any of the same, in which event Tenant shall, at its own cost and expense, comply with such requirement and repair any damage caused by such removal.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

7.1 PROHIBITION

Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld. Any assignment of this Lease or subletting of the whole or any part of the

Premises (other than as permitted to a subsidiary or a controlling corporation as set forth below) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect. Except as provided below in this Section 7.1, this prohibition includes, without limitation, any assignment, subletting, or other transfer which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant's corporate or proprietary structure, including a change in the partners of any partnership, and the sale, pledge, or other transfer of any of the issued or outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market). Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith.

In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. Tenant agrees to pay to Landlord, within fifteen (15) days of billing therefor, all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any request to assign or sublet not to exceed $1,500. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting as provided above, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by notice to Tenant given within twenty (20) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion, in which case Tenant is relieved of its obligations under this Lease.. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 8.1 at the end of the Lease Term and thereafter, to the extent necessary in Landlord's judgment, Landlord, at Tenant's sole cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Rent and

Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and in the case of a subletting, fifty percent (50%) of the amount of any such excess rent after deducting all sublease costs actually expended, including tenant improvements, free rent, brokerage commissions, and legal expenses. The provisions of this paragraph shall apply to each and every assignment of this Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation of Tenant or any other person, firm or entity, in each case on the terms and conditions set forth herein. For the purposes of this Section 7.1, the term "rent" shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

The requirement of Landlord's prior consent and Landlord's recapture right shall not, however, be applicable to an assignment of this Lease by Tenant to a subsidiary or successor (for such period of time as at least 50% of the stock of such subsidiary continues to be owned by Tenant, it being agreed that the subsequent sale or transfer of the stock of such subsidiary (either individually or in the aggregate) resulting in Tenant owning less than 50% of the stock of such subsidiary shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of this Section 7.1) or controlling corporation, provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or controlling corporation agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor. Further, Landlord's consent shall not be required for an assignment of this Lease in connection with a transfer of substantially all operations of Tenant to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, provided that at the time of such assignment such entity has a net worth at least equal to that of Tenant or any guarantor on the date hereof or on the date of such assignment, whichever is greater.

7.2 ACCEPTANCE OF RENT FROM TRANSFEREE

The acceptance by Landlord of the payment of Rent, additional rent, or other charges following assignment, subletting, or other transfer prohibited by this Article VII shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

ARTICLE VIII
REPAIRS AND MAINTENANCE

8.1 TENANT OBLIGATIONS

From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition.

8.2 LANDLORD OBLIGATIONS

Except as may be provided in Articles XII and XIII, Landlord agrees to provide the services described in **Exhibit C** and to keep in good order, condition, and repair the structural components and the roof of the Building, the common utility and Building systems, the common hallways, entrances, restrooms and elevators, the paved surface of the parking areas serving the Building and the sprinkler system to the extent the same is located outside the Premises except that Tenant shall reimburse Landlord, as additional rent hereunder, for the costs of maintaining, repairing, or otherwise correcting any condition caused by an act, omission, neglect or default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section 8.2 and in Exhibit E, and Landlord shall not be liable for any failure to make such repairs unless Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time thereafter.

ARTICLE IX
SERVICES TO BE FURNISHED BY LANDLORD;

9.1 LANDLORD'S SERVICES

The Landlord agrees to cause the parking areas, driveways, and walkways on the Lot to be kept clear of accumulations of dirt, litter, rubbish, ice and snow, cause the landscaping on the Lot to be kept in a neat and attractive condition, keep the parking areas on the Lot lighted as necessary from the hours of 6:00 p.m. until 8:00 a.m. and perform its obligations with respect to maintenance and repair set forth in Section 8.2 above. Upon the request of Tenant from time to time, Landlord shall use reasonable efforts to provide services at hours other than the times set forth above and Tenant shall reimburse Landlord as additional rent for the cost of such services within thirty (30) days after invoice therefor. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Term Commencement Date of this Lease. Tenant shall not, without first having obtained Landlord's prior written consent, install or use any additional air-conditioning or heating equipment in the

Premises. In the event that Tenant should require additional utilities, appliances, machines or equipment, the installation, maintenance and costs thereof shall be Tenant's sole obligation, provided that any such installation shall require the written consent of Landlord, which consent Landlord shall not unreasonably withhold. Landlord hereby acknowledges and approves the appliances, supplemental HVAC, and equipment to be used within the Premises contained in Exhibit E.

9.2 CAUSES BEYOND CONTROL OF THE PARTIES

The Landlord and Tenant shall in no event be liable for failure to perform any of its obligations under this Lease, except for the payment of money, when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of the other party or such other party's servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant. In no event shall Landlord ever be liable to Tenant nor shall Tenant ever be liable to Landlord (or any party claiming by or through Tenant or Landlord, respectively) for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other provision of this Lease. If there is an interruption of utility service or other building services to the Premises due to the negligence or willful misconduct of Landlord or its agents, employees, or contractors that renders all or any portion of the Premises untenantable for the Permitted Use hereunder and Tenant actually vacates all or any portion of the Premises and notifies Landlord thereof, then, commencing on the third business day after Tenant so vacates the Premises and notifies Landlord thereof, then, as Tenant's sole and exclusive remedy therefor, the Rent shall proportionately abate until such services are restored and Landlord gives Tenant notice thereof or Tenant reoccupies the Premises (or such vacated portion), whichever occurs first.

9.3 SEPARATELY METERED UTILITIES

Effective on the Term Commencement Date, Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and now or hereafter separately metered or billed by the utility to the Premises. If any utilities used or consumed by Tenant are not separately metered, Tenant shall pay its allocable share of such utilities, based on use or pro rata share of the meter, as determined by Landlord.

ARTICLE X
INDEMNITY

10.1 THE TENANT'S INDEMNITY

The Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Tenant or Tenant's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord's Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated under this clause (c) to indemnify Landlord, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises or the Building.

This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorney's fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel acceptable to Landlord. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord. If seeking indemnity hereunder, Landlord shall give Tenant prompt notice of the claim or proceeding, Landlord shall allow Tenant to have sole control over the conduct of the defense and shall reasonably cooperate with Tenant in such defense.

10.2 THE TENANT'S RISK

The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant unless to the extent such damage or loss is caused by Landlord's gross negligence.

10.3 INJURY CAUSED BY THIRD PARTIES

The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, or for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters.

10.4 SECURITY

Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and that Landlord shall have no obligation to provide security to the Premises, Building, Lot, or the City of Lowell parking garage providing parking to the Premises. Notwithstanding the foregoing, Landlord agrees to provide and maintain the security systems listed in Exhibit C hereto, it being agreed that by doing so, Landlord is not assuming any obligation or liability regarding security nor is Landlord guaranteeing the efficacy of such systems.

ARTICLE XI
INSURANCE

11.1 PUBLIC LIABILITY INSURANCE

The Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability insurance, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises, including products liability, and completed operations liability, and (b) automobile liability insurance covering all owned vehicles, hired vehicles, and all other non-owned vehicles. Each such policy shall designate Tenant as a named insured and Landlord, its managing agent, if any, and any mortgagees (as may be set forth in a notice given from time to time by Landlord) shall be named as additional insureds, as their interests appear.

Each such policy shall expressly provide that it shall not expire or canceled without at least thirty (30) days' prior written notice to Landlord in each instance and that the interests of Landlord thereunder or therein shall not be affected by any breach by Tenant of any policy provision, and a duplicate original or certificate thereof shall be delivered to Landlord. The minimum limits of liability of such insurance shall be bodily injury and property damage combined single limit of $3,000,000 per occurrence. The required limit may be attained through Commercial Umbrella Liability coverage. The Landlord shall have the right from time to time to increase such minimum limits upon

notice to Tenant, provided that any such increase shall provide for coverage in amounts similar to like coverage being carried on like property in the greater Boston area.

11.2 HAZARD INSURANCE

The Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy insuring any leasehold improvements paid for by Tenant and all fixtures, equipment, and other personal property of Tenant against damage or destruction by fire or other casualty in an amount equal to the full replacement cost of such property. Tenant shall also maintain insurance against such other hazards as may from time to time reasonably be required by Landlord or the holder of any mortgage on the Premises, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Building and that Tenant receives written notice specifying all such additional insurance as may be required. At Landlord's request, any such policies of insurance shall name any such mortgagee as loss payee under a standard mortgagee's clause.

Notwithstanding the foregoing, Tenant shall be permitted to self-insure its fixtures, equipment and other personal property from time to time located in, on or about the Premises, and all leasehold improvements to the Premises constructed or installed by Tenant, provided that at all times when Tenant so self-insures the same or any portion thereof, Tenant's net worth shall be and remain at least Twenty Million and 00/100 Dollars ($20,000,000.00). During all periods in which Tenant so self-insures any of the same, the rights and obligations of Landlord and Tenant shall remain the same as if Tenant shall have purchased and kept in force thereon insurance from an independent, institutional insurer of recognized responsibility, and, without limitation, the provisions of Sections 10.2 and 11.5 of this Lease shall remain in full force and effect. The Tenant represents, by so self-insuring, that Tenant then is financially able to absorb any loss thereto without significant reduction of available capital or any other material, adverse effect on Tenant or its business operations, and that Tenant then is of at least such minimum net worth.

The Landlord shall maintain in full force throughout the Lease Term a policy of insurance upon the Building and its fixtures and equipment.

11.3 CONSTRUCTION PERIOD INSURANCE

At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, the Tenant shall keep in full force and effect the following insurance coverage:

(1) builder's risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds; and

(2) workers' compensation or similar insurance in form and amounts required by law.

Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this §11.3 shall survive the expiration or earlier termination of this Lease.

11.4 RENTAL ABATEMENT INSURANCE

The Landlord shall keep and maintain in full force and effect during the Lease Term rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during the then current lease year as reasonably determined by Landlord. All premiums for such insurance shall be included in Operating Costs for the purposes of this Lease.

11.5 WAIVER OF SUBROGATION

Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in The Commonwealth of Massachusetts (even though extra premium may result therefrom): Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them, the one carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their insurance companies shall have no right of subrogation against the other on account thereof. In the event that an additional premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the written request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section shall be deemed to modify or otherwise affect any releases elsewhere contained in this Lease.

ARTICLE XII
CASUALTY

12.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

The term "substantial damage", as used herein, shall refer to damage which is of such a character that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 60 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage".

12.2 PARTIAL DAMAGE TO THE BUILDING

If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

12.3 SUBSTANTIAL DAMAGE TO THE BUILDING

If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly restore the Building to the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within sixty (60) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant's use of the Premises. If 50% of the Premises is damaged to a point where such space is unoccupiable, Tenant shall have the right to terminate the lease with forty five (45) days' notice to Landlord. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section 12.3 within nine (9) months after the date of such damage or destruction, such nine-month period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord's reasonable control, or if the Premises shall be substantially damaged during the last nine (9) months of the Lease Term then, in either such case, Tenant may elect to terminate this Lease, in its entirety, by giving written notice of such election to Landlord as soon as the Parties are aware that the Premises will not be materially restored within such nine month period, but in no event later than within thirty (30) days after the end of such nine-month period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4 ABATEMENT OF RENT

If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Base Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of

any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

12.5 MISCELLANEOUS

In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated in any event to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant (all of which Tenant shall repair and restore) or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord.

ARTICLE XIII
EMINENT DOMAIN

13.1 RIGHTS OF TERMINATION FOR TAKING

If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord's opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be

awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated cost of such restoration.

13.2 PAYMENT OF AWARD

The Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3 ABATEMENT OF RENT

In the event of any such taking of the Premises, the Base Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

13.4 MISCELLANEOUS

In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord.

ARTICLE XIV

14.1 TENANT'S DEFAULT

(a) If at any time any one or more of the following events (herein referred to as a "Default of Tenant") shall occur:

(i) Tenant shall fail to make payment of rent or any other monetary amount due under this lease within five (5) days after Landlord has sent to Tenant notice of such default.

However, if: (A) Landlord shall have sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (B) during the lease year in which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall default in any monetary payment, the same shall be deemed to be a Default of Tenant upon Landlord giving Tenant written notice thereof, without the five (5) day grace period set forth above; or

(ii) Tenant shall fail to perform or observe any other covenant or provision herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or, if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity.

However, if (A) Landlord shall have sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (B) during the lease year in which said notice of default have been sent by Landlord to Tenant, Tenant thereafter shall default in any non-monetary matter, the same shall be deemed to be a Default of Tenant upon Landlord giving Tenant written notice thereof, and Tenant shall have no grace period within which to cure the same; or

(iii) except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy, or extend the time for the payment of debts; or

(iv) Tenant shall vacate or abandon the Premises, then, in any such case, Landlord may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant and/or Landlord may terminate this

Lease by notice to Tenant and this Lease shall come to an end on the date of such notice as fully and completely as if such date were on the date herein originally fixed for the expiration of the term of this Lease (Tenant hereby waiving any rights of redemption, if any, under M.G.L.A. c. 186, §11 to extent that such rights may be lawfully waived), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as herein provided. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. In the event of any such termination, entry or re-entry, Landlord shall have the right to remove and store Tenant's property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

(b) Tenant covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, attorneys' fees and the like), and in collecting the rent in connection therewith. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 14.1 (b), Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 14.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to twelve times the aggregate of the Base Rent and additional rent accrued under Sections 4.1, 4.2, and 4.3 in the one calendar month ended next prior to such termination plus the amount of Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provision of this Section 14.1 (b) up to the time of payment of such liquidated damages.

(c) In case of any Default of Tenant, re-entry, entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or

terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the Premises and (ii) make such alterations, repairs and decorations in the Premises as Landlord, in its sole judgment, considers advisable or necessary for the purpose of reletting the Premises; and no action by Landlord in accordance with the foregoing shall operate or be construed to release Tenant from liability hereunder as aforesaid. It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the first class quality of the Building and the financial responsibility of any such replacement tenant. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting, and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate Tenant's damages. The Landlord agrees to list the Premises with a broker in the event of a termination, entry or re-entry under this ARTICLE XIV, provided that Landlord's obligation to list the Premises as provided herein is independent of Tenant's obligations under this ARTICLE XIV and shall not be construed to entitle Tenant to set-off against any amounts payable by Tenant hereunder in the event of a breach or alleged breach by Landlord of such obligation. In no event shall Landlord be obligated to give priority to the re-letting of the Premises over any other Premises in the Building or any other building owned by Landlord.

(d) If there is at any time a guarantor or assignee of this Lease or any interest of Tenant herein or any sublessee, franchisee, concessionee, or licensee of all or any portion of the Premises, the happening of any of the events described in paragraph (a)(iii) of this Section with respect to such guarantor, assignee, sublessee, franchisee, concessionee, or licensee shall constitute a Default of Tenant hereunder.

(e) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(f) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency, or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

14.2 LANDLORD'S DEFAULT

Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, (if Landlord commences promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity) after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation.

ARTICLE XV
THE LANDLORD'S ACCESS TO PREMISES

15.1 THE LANDLORD'S RIGHT OF ACCESS

The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice, except in exigent circumstances, or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. To assure access by Landlord to the Premises, Tenant shall provide Landlord with duplicate copies of all keys used by Tenant in providing access to the Premises.

For a period commencing twelve (12) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

ARTICLE XVI
RIGHTS OF MORTGAGEES

16.1 SUBORDINATION AND ATTORNMENT

(a) If any holder of a mortgage or holder of a ground lease of property which includes the Premises, executed and recorded subsequent to the date of this Lease, shall so elect, the interest of Tenant hereunder shall be subordinate to the rights of such holder, provided that such holder shall agree to recognize in writing the rights of Tenant under this Lease upon the terms and conditions set forth herein, and the performance by Tenant of Tenant's obligations hereunder (but without any assumption by such holder of Landlord's obligations under this Lease); or

(b) If any holder of a mortgage or holder of a ground lease of property which includes the Premises executed and recorded prior to the date of this Lease shall so elect,

this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

The election of any such holder as to Subsection (a) above shall be exercised by notice to Tenant, in the same fashion as notices under this Lease are given by Landlord to Tenant, and, if such notice is given, such subordination shall be effective as to all advances then or thereafter made by such holder under such mortgage or in connection with such ground lease. Any election as to Subsection (b) above shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument, in which such holder subordinates its rights under such mortgage or ground lease to this Lease.

(c) Forthwith upon the request of Landlord, the holder of any mortgage or deed of trust affecting the Premises, or the lessor under any ground lease affecting the Premises, Tenant shall execute and deliver to such party an attornment agreement providing that Tenant shall attorn to such holder or lessor in the event of a foreclosure of such mortgage or deed of trust or transfer in lieu thereof or a termination of such ground lease and incorporating such other terms and conditions as such party may reasonably require, provided that such agreement includes an agreement by such other party to recognize the rights of Tenant under this Lease. Irrespective of whether any such attornment agreement has been executed, Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of any ground lease, if so requested, attorn to the purchaser or ground lessor upon such foreclosure, sale or termination or upon any grant of a deed in lieu of foreclosure and recognize such purchaser or ground lessor as Landlord under this Lease.

(d) Tenant agrees on request of Landlord to execute and deliver from time to time any instrument that Landlord may reasonably deem necessary to implement the provisions of this Section 16.1.

(e) Landlord shall cause any future holders of any mortgage or junior financing encumbering the Building or the Lot to execute and deliver to Tenant, at Tenant's sole expense, a commercially reasonable subordination, attornment and non-disturbance agreement in form and content acceptable to that lender.

16.2 NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO CURE

After receiving notice from any person, firm, or other entity (or from Landlord on behalf of any such person, etc.) that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord

as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Accordingly, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder shall have such an effect unless and until:

(a) Tenant shall have first given written notice to such holder or ground lessor, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and

(b) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 16 or elsewhere in this Lease shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition

16.3 ASSIGNMENT OF RENTS.

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

ARTICLE XVII
MISCELLANEOUS PROVISIONS

17.1 CAPTIONS

The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2 BIND AND INURE

Except as herein otherwise expressly provided, the obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The reference herein to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by the provisions of Article VII. Neither the assignment by Landlord of its interest in this Lease as security to a lender holding a mortgage on the Building, nor the acceptance thereof by such lender, nor the exercise by such lender of any of its rights pursuant to said assignment shall be deemed in any way an assumption by such lender of any of the obligations of Landlord hereunder unless such lender shall specifically otherwise elect in writing or unless such lender shall have completed foreclosure proceedings under said mortgage. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually.

17.3 YIELD-UP

At the expiration of the Lease Term or earlier termination of this Lease, Tenant shall peaceably give up and surrender the Premises without the requirement of any notice, including all work performed by Tenant (such work to be in conformity with the provisions hereof) and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures and work (including partitions) in any way bolted or otherwise attached to the Premises (which shall become the property of Landlord) except such non-building standard equipment, data and communication cables and wiring, fixtures, work and the like as Landlord shall direct Tenant to remove, the Premises and improvements to be in good order, repair and condition, damage by fire casualty and reasonable wear excepted. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises clean and tenantable. Should Tenant fail to remove any of such good, effect, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of Tenant's property in a public warehouse at the risk of Tenant: the expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord.

17.4 NO WAIVER

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed to be a waiver of such violation or to prevent a subsequent act, which would originally have constituted a violation, from having all the force and effect of an original

violation. The receipt by Landlord of Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

17.5 NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the minimum and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed to be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease or at law or in equity provided.

17.6 CUMULATIVE REMEDIES

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord) shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

17.7 PARTIAL INVALIDITY

If any term or provision of this Lease or any portion thereof or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and of such term or provision and the application of this Lease and of such term and provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

17.8 LANDLORD'S RIGHT TO CURE

If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and/or to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing any such obligations, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the Lease Interest Rate) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

17.9 ESTOPPEL CERTIFICATES

Tenant agrees on the Commencement Date of the Lease Term and from time to time thereafter, upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 17.8 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises or any prospective assignee of any such mortgagee.

17.10 BROKERAGE

Each party hereto warrants and represents that it has dealt with no real estate broker or agent other than Jones Lang LaSalle and Farley White Management Company (the "Brokers") in connection with this transaction and agrees to defend, indemnify and save the other party harmless from and against any and all claims for commissions or fees arising out of this Lease which, as to the respective parties, are inconsistent with such party's warranties and representations. Landlord shall be responsible for any commissions or fees owed to the Brokers in connection with this transaction.

17.11 ENTIRE AGREEMENT

All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission

of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof.

17.12 HOLDOVER

If Tenant remains in the Premises after the termination or expiration of the Lease Term, such holding over shall not be deemed to create any tenancy, except as Landlord may elect pursuant to the next sentence, but Tenant shall be a tenant at sufferance, at a monthly fixed rent equal to 150% the Base Rent applicable immediately prior to such termination or expiration plus the then applicable additional rent and other charges under this Lease. If Landlord so elects by notice to Tenant during any holdover period, Tenant shall lease the Premises for an additional period of ninety (90) days commencing upon the date of such notice at a Base Rent rate equal to 150% the Base Rent applicable immediately prior to such termination or expiration and otherwise subject to all the covenants and conditions of this Lease. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process or by any legal process in force in the Commonwealth of Massachusetts. Tenant shall also pay to Landlord all damages, direct or indirect, sustained by Landlord by reason of any such holding over.

17.13 RELOCATION

Intentionally omitted.

17.14 COUNTERPARTS

This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.14 CONSTRUCTION AND GRAMMATICAL USAGE

This Lease shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.15 WHEN LEASE BECOMES BINDING

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.

17.16 SECURITY DEPOSIT

Tenant shall deliver to Landlord within 14 days of Tenant's execution of this Lease, an unconditional, clean, irrevocable, fully assignable standby letter of credit (the "L-C") in the amount of the Fifty Thousand and 00/100 ($50,000.00) Dollars, which L-C shall be issued by a commercial bank which is acceptable to Landlord, and which L-C may be presented for payment in a location acceptable to Landlord. The L-C shall be in form and content reasonably acceptable to Landlord and for a term of not less than one (1) year. Tenant shall pay all expenses, points and/or fees associated with obtaining the L-C.

The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease in accordance with Article X herein, including, but not limited to, the provisions relating to the payment of rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any rent or any other sum in default, or for the payment of any amount that Landlord may spend or may become obligated to spend by reason of Tenant's default; or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law. The parties agree that Landlord shall not first be required to proceed against the L-C and the L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord (and need not be segregated in a separate account) and deemed a security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Tenant shall, within five (5) business days after written demand therefor, reinstate the L-C to the amount then required under this Lease, and Tenant's failure to do so shall be an Event of Default under this Lease. Upon Tenant's reinstatement of the L-C to the amount required under this Lease, Landlord shall promptly return to Tenant the amount of Landlord's draw on the L-C, but only to the extent Landlord has not used or is not entitled to retain the amount drawn in accordance with this Section. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within sixty (60) days following the later of the expiration of the Term or the vacating of the Premises by Tenant.

Upon any conveyance by Landlord of its interest under this Lease, the L-C may be assigned by Landlord to Landlord's grantee or transferee and the L-C Security Deposit may be delivered by Landlord's grantee or transferee. Upon any such assignment or delivery, Tenant hereby releases Landlord herein named of and from any and all liability with respect to the L-C and L-C Security Deposit, its and their application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees. Tenant shall pay as additional rent any transfer fees charged by the issuer of the L-C.

Provided that no Default of Tenant (as defined in Section 14.1) or event that with the passage of time, or the giving of notice, or both, would constitute a Default of Tenant has occurred, the amount of the L-C shall be reduced to Twenty-Five Thousand and 00/100 ($25,000.00) Dollars effective as of the 25th month following the Term Commencement Date. Landlord shall agree to an appropriate replacement or amendment of the L-C in order to effect such reduction.

17.17 LANDLORD'S ENFORCEMENT EXPENSES

Unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all fees and expenses (including, without limitation, attorneys' fees and costs) incurred by the Landlord arising out of or resulting from any act or omission by the Tenant with respect to this Lease or the Premises, including without limitation, any breach by the Tenant of its obligations hereunder, irrespective of whether Landlord resorts to litigation as a result thereof.

17.18 NO SURRENDER

The delivery of keys to any employee of Landlord or to Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.19 COVENANT OF QUIET ENJOYMENT

Subject to the terms and provisions of this Lease and on payment of the Rent, additional rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord.

17.20 NO PERSONAL LIABILITY OF THE LANDLORD

The Tenant agrees to look solely to Landlord's then equity interest in the Building and the Lot at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (whether Landlord be an individual, partnership, firm, corporation, trustee, or

other fiduciary) nor any partner, policyholder, officer, shareholder or director of Landlord, nor any trust of which any person holding Landlord's interest is trustee nor any successor in interest to any of the foregoing shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective periods of ownership of Landlord's interest hereunder.

17.21 NOTICES

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail):

If intended for Landlord, addressed to Managing Agent at the address set forth in Section 1.2 with a copy to Landlord at the address set forth in Section 1.2 or to such other addresses as may from time to time hereafter be designated by Landlord by like notice.

If intended for Tenant, addressed to Tenant at the address set forth on the first page of this Lease with a copy to ______________________________ ______________________________, or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.

All such notices shall be effective upon delivery, attempted delivery, or refusal, whichever occurs first, at the address or addresses of the intended recipient, as set forth above.

17.22 FURNITURE

The furniture listed in Exhibit B attached hereto (the "Furniture") is Landlord's personal property. During the Lease Term, Tenant shall have the exclusive use of the Furniture for ordinary office use. Tenant shall maintain the Furniture in good condition excepting normal wear and tear.

17.23 TERMINATION OPTION

Tenant shall the right to terminate the Lease (the "Early Termination Option") on or at any time after September 30, 2018 by giving written notice thereof (the "Early Termination Notice") to Landlord no later than two hundred seventy (270) days prior to the effective date of said early termination (the "Early Termination Date"), provided that (i) at the time of giving such Early Termination Notice, Tenant is not in default beyond applicable notice and/or cure periods in the performance or observation of any of the terms and provisions of the Lease on the part of the Tenant to be performed or observed and (ii) Tenant makes a one-time payment to Landlord along with delivery of said Early Termination Notice, of a "termination fee" in the amount of the sum of all unamortized

brokerage commissions calculated on a level payments basis starting as of the rent commencement date with interest at 8% per annum plus nine (9) months of then current Base Rent.

17.24 RENEWAL OPTION

Tenant may elect to extend the Term of this Lease for one (1) five- (5) year period (the "Extension Term"), by giving Landlord notice of such election no less than twelve (12) months prior to the expiration of the initial Term. Such extension shall be upon the terms, covenants, and conditions contained in this Lease except that Tenant shall have no further right to extend the Lease Term and except that the Base Rent for the Extension Term shall be at fair market rent for comparable space in comparable properties and not less than the Base Rent in effect during the last year of the initial Term.

If Landlord and Tenant are unable to agree on the amount of such fair market rent by the date that is thirty (30) days after the date of Tenant's election notice based on rental rates and terms for comparable space in the Lowell, MA area, then Landlord shall promptly specify in writing the rent (the Landlord's Rental Rate") at which Landlord is willing to lease the Premise for the Extension Term and Tenant shall promptly specify in writing the rent (the "Tenant's Rental Rate") which Tenant is willing to pay for the Premises for the Extension Term and the amount of the fair market rent shall be established by appraisal in the following manner. The Landlord and Tenant shall each appoint one appraiser and the two appraisers so appointed shall determine the fair market rent within thirty days of Tenant's election notice. If such appraisers are unable to agree on the amount of such fair market rent within such 30-day period, they shall appoint a third appraiser within ten (10) days of the expiration of such period, who shall be instructed to select, as between the rents chosen by the two appraisers, the rent that is closest to the third appraiser's estimate of Fair Market Rent. The fair market rent shall be the amount so selected by the third appraiser and shall be conclusive on the Landlord and Tenant.

Each party shall bear the cost of its appraiser, and the cost of the third appraiser shall be split equally between parties; provided that if the rental rate as so determined is equal to or greater than Landlord's Rental Rate, then Tenant shall pay the entire cost of all appraisers and if such rate as so determined is equal to or less than Tenant's Rental Rate, then Landlord shall pay the entire cost of all appraisers.

Until such time as the fair market rent is so determined, Tenant shall continue to pay Base Rent as dictated by the Lease with appropriate adjustment once the fair market rent is determined. The third appraiser's estimate shall be based on the data supplied and used by the original two appraisers and the findings made by the third appraiser shall be set forth in writing.

(Signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

LANDLORD: **FORTUNE WAKEFIELD, LLC**

By: Roger W Altreuter
Its: Manager

TENANT: **CSP, INC.**

By: GARY W. LEVINE
Its: CFO

EXHIBIT A

PREMISES

The Premises consists of a portion of the 2nd floor of 175 Cabot Street as shown on the attached plan.

EXHIBIT A

PREMISES

The Premises consists of a portion of the 2nd floor of 175 Cabot Street as shown on the attached plan.

EXHIBIT A

"Premises"

Wannalancit Office Center
Lowell, Massachusetts

175 Cabot Street
Second Floor Plan


MECHANICAL ROOM
ELECTRICAL ROOM
FREIGHT ELEVATOR
JANITOR/ STORAGE
WOMEN
MEN
MECHANICAL/ TELEPHONE

FARLEY WHITE INTERESTS
660 SUFFOLK STREET LOWELL, MASSACHUSETTS 01854
TEL 978-937-0060 FAX 978-458-1221
jpower@farleywhite.com

EXHIBIT B

FURNITURE

During the Lease Term, Tenant shall have exclusive use of the Furniture below:

- Any existing affixed cubicles
- Reception desk
- 37 Desks
- 34 Chairs
- 26 Small 2-drawer file cabinets
- 12 Bookcases
- 1 Server rack
- 2 Affixed supplemental A/C units in the server room

EXHIBIT C

BUILDING SERVICES

I. CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays, Saturdays and Sundays.

A. OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1. Vacuuming, damp mopping of resilient floors and trash removal.
2. Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place)
3. High dusting and dusting of vertical blinds to be rendered as needed.

B. LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1. Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.
2. Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.
3. High dusting to be rendered as needed.

C. MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1. Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.
2. High dusting to be rendered as needed.

D. WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

II. HEATING, VENTILATIONG AND AIR CONDITIONING

Heating, ventilating and air conditioning of the common areas as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 AM to 6:00 PM, will be provided through various means. Landlord agrees to maintain and keep in good working order all heating, ventilating and air conditioning equipment servicing the premise.

III. WATER

Hot water for public lavatory purposes and cold water for public drinking, lavatory and toilet purposes

IV. ELEVATORS

Elevators for the use of all tenants and the general public will provide access to and from all occupied floors of the building.

V. RELAMPING OF LIGHT FIXTURES

Tenant is responsible for lamps, ballasts and starters within the Premises.

VI. SECURITY

All parking lots will be secured with card access only, during normal business hours (except visitor sections).

Landlord utilized a system of video cameras and patrolling security guards to monitor and secure the Building and parking lots.

VII. SNOWPLOWING

1. Landlord will begin plowing of parking lots and walks whenever three inches of snow accumulates or more often as necessary to maintain the the parking lots and walks in a safe condition.

2. Landlord will use diligent efforts, following overnight storms, to have all lots cleared and open by 8:00 AM each business day morning.

VIII. SHUTTLE BUS SERVICE

Landlord shall provide a shuttle service from 7:15 AM to 9:30 AM and from 4:30 PM to 6:15 PM to and from the Ayotte Garage. Landlord shall not be obligated to provide a shuttle service so long as Landlord can meet all of the Tenant's standard parking requirements per this Lease with parking spaces on lots surrounding the Property.

IX. VISITOR PARKING

Landlord shall provide forty five (45) visitor parking spaces for Tenants guests.

EXHIBIT D

RULES AND REGULATIONS

<u>Building hours are from 8:00 a.m. to 6:00 p.m. Monday through Friday</u>

A. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

B. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours that Landlord may determine from time to time. Typical hours are after 5:00 p.m. Monday – Friday or weekends. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Premises at Tenant's expense. A Landlord representative is required to be on site during any off hours move. There is a hour minimum charge for this service.

C. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

D. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

E. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which are visible from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

F. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or can be felt, heard or experienced by other tenants or in common areas or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises.

G. Landlord may place reasonable restrictions on any cooking in the Premises.

H. Tenant shall not use the Premises: (a) for lodging, manufacturing or for any immoral or illegal purposes; (b) to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises; or (d) for any retail use.

I. No awning, antennas or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises. Existing window treatments shall remain in place.

J. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises.

K. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant, which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

L. Landlord will furnish door keys for doors in the Premises at the Commencement of the Lease. All tenant keys must be on the building master. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof. At lease termination keys to all keyed locksets must be returned to landlord.

M. Tenant shall cooperate and participate in all security programs affecting the Building.

N. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

O. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

P. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises. The use of cement or other similar adhesive material is

expressly prohibited. Any tenant space improvements must be approved by landlord prior to starting any work.

Q. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning. Tenant shall keep corridor doors closed except when being used for access.

R. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

S. No smoking shall be permitted in any portion of the Building (including the Premises and all common areas within the Building). Landlord may also limit smoking in exterior areas to such location or locations as Landlord may designate from time to time. No sale or distribution of tobacco or tobacco products shall be permitted anywhere in the Building or on the Lot or any other facilities operated in connection with the Building or the Lot.

T. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Manager of the Building. Refer to the Tenant Manual for more specific information.

U. Tenant contractors must provide a certificate of insurance meeting all requirements prior to any work starts. Landlord should receive certificate with additional insured at least three days before work starts.

V. Off-hour work by tenant contractor requires that a person representing the landlord be present in work area. Tenant will be billed back for labor hours.

W. Tenant's contractors must adhere to the Hot Works Program whenever any welding, cutting, burning, spark producing work is being done. Hot works permit can be obtained from site engineer. You will also be required to provide a fire watch, one hour after hot work has been completed to ensure no fire exist.

X. Landlord is not responsible for tenant owned supplemental equipment. Service will be provided at an additional cost.

Y. Tenant is not allowed to install vending machines in their space.

Z. To mitigate the risk of uncontrolled leaks, the following plumbing installations must have provisions for automatic shutoff with audible alarm and leak sensor; dishwashers, hot water heaters, coffee makers, drinking water filters, ice machines and any other appliances connected to live water supply. The choice of sensor and shutoff device must be approved by the property management company prior to installation. All shutoffs must be in copper piping.

EXHIBIT E

LANDLORD'S WORK

Landlord shall, at Landlord's expense, renovate the Premises using building standard materials and in accordance with the plan and specifications attached hereto.

Tenant shall be responsible for the cost of all material, finishes and related labor in excess of building standard ("Tenant Upgrades"). Said Tenant Upgrades include:

- Relocate (1) 1.5 ton supplement AC unit from Network room to Software lab
- Install Busway system as shown on the floor plan attached hereto
- Install raised floor in Network room
- Close off existing cafeteria entrance
- Cut in window to new cafeteria
- Install one (1) GPS antenna on roof and pull coax connector into Network room. Tenant shall be responsible for all expenses as they relate to the installation, maintenance, repair and removal of said antenna and any components thereto.
- Tenant shall be responsible for the cost of any Premises-specific security or announcement systems

EXHIBIT E

"Landlord's Work"



175 Cabot Street, Second Floor
Wannalancit Mills, Lowell, MA
UTPIII
Rev A.8 7/29/15
Operations
- Power Drops/Busbar for Benches
- ESD Tile ~1800 sqft
CSPI Supplied Busway
Remove Walls
Cubes already missing
Stock Cage
26 Linear feet with door
8'-10" high
Engineering LAB
- 2x 1.5 Ton AC
- ESD Tile ~482 sqft
Server Room
- 2x 5 Ton AC units
- Initial BTU 72,824
- Max BTU 115,028
- Raised Floor with ESD floor panels ~350 sqft
- Std VCT ~430 sqft
New Office
Training Room
Reception
Conference Room
Office A
Office B
Office C
Office D
Office E
Office F
Office G
Office H
Office I
Main Room
Closet
Engineering LAB
Operations
High Density Material Storage
STOCK
VCT
MECHANICAL ROOM
ELEC ROOM
FREIGHT ELEVATOR
JANITOR / STORAGE
MEN
WOMEN

✓ - LL responsibility
T - Tenant responsibility

Punch List - 175 Cabot Street

CSPi
High Performance Products

	Complete	Phase	Flag	Notes
1		Floor Plan		(See attached file; Click on the paperclip)
2	Complete	⊟ Demolition		Notes
3	✓	Remove wall between cafeteria and adjacent office		
4	✓	Remove two rooms at the rear of the space		Please preserve Ethernet wiring
5	Complete	⊟ Construction		Notes
6	✓	Add office H		Same look and feel of the adjacent offices. This office should be larger than the adjacent offices
7	✓	Install 26' foot stock cage		Stock cage should match the color of the venting if possible
8		(T) Move 2 1.5 ton AC units from Network room to Software Lab		✓ Landlord and Tenant have agreed to split the cost associated herewith
9	✓	Install 10 ton AC		I would prefer a redundant system or two 5 ton units as a fail safe. This area should never be without AC. We are investigating the use of a raised floor in this area which may impact the type of AC unit installed.
10	✓	ESD Tile Operations		Install ~1800 sqft ESD tile
11	✓	ESD Software Lab		Install ~482 sqft ESD Tile
12	✓	ESD Network Room	🚩	Install ~350 sqft ESD tile dependent on raised floor decision
13	✓	Standard VCT		Install ~430 sqft of standard VCT as shown on Floor Plan
14		T Install Busway system		Install as shown on the Floor Plan
15		T Install raised Network room floor	🚩	This is currently being explored and will eliminate the need for ESD tile and busway
16		T Install a window into the cafeteria to allow for natural light.		Maintain the look and feel of the office entrances.
17		T Close off the existing cafeteria entrance		
18	Complete	⊟ Main Room		Notes
19	✓	Clean and repair carpet		
20	✓	Patch and touch up as needed		
21	Complete	⊟ Training Room		Notes
22	✓	Clean carpet		
23	✓	Remove the two vertical floor to ceiling white lines from the brick		
24	Complete	⊟ Conference Room		Notes
25	✓	Glass door is rubbing against the baseboard		

Highlighting changes made Today

	Complete	Phase	Flag	Notes
26	✓	Dead insects along the first windowsill as you enter the room. Please check window seals.		
27	✓	Clean carpet		
28	Complete	⊟ Reception		Notes
29	✓	Remove Hand prints from metallic surfaces		
30	✓	Mitigate scratches in the floor		Especially near the conference room door
31		(T) Add a system to announce visitors		I'm not sure what has been done in other spaces
32	Complete ✓	⊟ Closet		Notes
33		Clean carpet		
34	Complete ✓	⊟ Software Lab		Notes
35		(T) GPS antenna on the roof and pull a coax connector into the computer room.		
36	✓	Remove any wall anchors		
37	✓	Patch and touch up walls		
38	✓	Note: Floor is slanted Nothing		No action required
39	Complete ✓	⊟ Kitchen		Notes
40		Remove any wall anchors		
41		Patch and touch up walls		
42		Remove Poster		
43	Complete ✓	⊟ Network Room		Notes
44		Remove any unused wall anchors		
45		Patch and touch up walls		
46		Repair hole in the brick wall along the floor		
47	Complete ✓	⊟ Office A		Notes
48		Remove any wall anchors		
49		Remove cork board		
50		Remove coax box		
51		Patch and touch up walls		
52	Complete ✓	⊟ Cube 32		Notes
53		Missing cube walls		Outer partition blocks the aisle near Office A
54	Complete ✓	⊟ Cube 33		Notes

	Complete	Phase	Flag	Notes
55		Missing cube walls		
56	Complete ✓	⊟ Cube 34		Notes
57		Missing cube walls		
58	Complete ✓	⊟ Cube 35		Notes
59		Missing cube walls		
60	Complete ✓	⊟ Cube 36		Notes
61		Missing Outer cube wall		
62	Complete ✓	Cube 37		Notes
63	Complete ✓	Cube 38		Notes
64	Complete ✓	⊟ Cube 39		Notes
65		Missing Outer cube wall		
66	Complete ✓	Cube 40		Notes
67	Complete ✓	Cube 41		Notes
68	Complete ✓	Cube 42		Notes
69	Complete ✓	⊟ Cube 43		Notes
70		Missing Outer cube wall		
71	Complete ✓	⊟ Cube 44		Notes
72		Missing Outer cube wall		
73	Complete ✓	Cube 45		Notes
74	Complete ✓	Cube 46		Notes
75	Complete ✓	⊟ Cube 47		Notes
76		Missing Outer cube wall		
77	Complete ✓	Cube 48		Notes
78	Complete ✓	Cube 49		Notes
79	Complete ✓	Cube 50		Notes
80	Complete ✓	⊟ Cube 51		Notes
81		Missing Outer cube wall		
82	Complete ✓	⊟ Cube 52		Notes
83		Missing Outer cube wall		
84	Complete ✓	Cube 53		Notes
85	Complete ✓	Cube 54		Notes
86	Complete ✓	⊟ Cube 55		Notes
87		Missing Outer cube wall		

	Complete	Phase	Flag	Notes
88	Complete	Cube 56		Notes
89	Complete	⊟ Cube 57		Notes
90		Repair Carpet Damage		
91	Complete	Cube 58		Notes
92	Complete	⊟ Cube 59		Notes
93		Missing Outer cube wall		
94	Complete	Cube 60		Notes
95	Complete	Cube 61		Notes
96	Complete	Cube 62		Notes
97	Complete	⊟ Cube 63		Notes
98		Missing Outer cube wall		
99	Complete	Cube 64		Notes
100	Complete	Cube 65		Notes
101	Complete	Cube 66		Notes
102	Complete	Cube 67		Notes
103	Complete	Cube 68		Notes
104	Complete	Cube 69		Notes
105	Complete	Cube 70		Notes
106	Complete	⊟ Cube 71		Notes
107		Missing Outer cube wall		
108	Complete	Cube 72		Notes
109	Complete	Cube 73		Notes
110	Complete	Cube 74		Notes
111	Complete	Cube 75		Notes
112	Complete	⊟ Cube 76		Notes
113		Do not install cube walls		
114	Complete	⊟ Cube 77		Notes
115		Do not install cube walls		
116	Complete	⊟ Cube 78		Notes
117		Do not install cube walls		
118	Complete	⊟ Cube 79		Notes
119		Do not install cube walls		
120	Complete	⊟ Stockroom		Notes

	Complete	Phase	Flag	Notes
121	✓	Patch and touch up walls		
122	✓	Repair hole in the brick wall along the ceiling		
123	Complete ✓	⊟ Office B		Notes
124		Remove any wall anchors		
125		Patch and touch up walls		
126		Clean Carpet		
127	Complete ✓	⊟ Office C		Notes
128		Remove any wall anchors		
129		Patch and touch up walls		
130		Clean Carpet		
131	Complete	⊟ Office D		Notes
132	✓	Remove any wall anchors		
133	✓	Patch and touch up walls		
134		? Eliminate constant rattle unknown		
135	✓	Clean Carpet		
136	Complete	⊟ Office E		Notes
137	✓	Remove any wall anchors		
138	✓	Patch and touch up walls		
139		? Mitigate HVAC noise unknown		Measured 47-50db in this office
140	✓	Clean Carpet		
141	Complete	⊟ Printer/Copier		Notes
142	✓	Remove any wall anchors		
143	✓	Patch and touch up walls		
144	✓	Remove Mouse Trap		
145	✓	Clean Carpet		
146	Complete	⊟ Office F		Notes
147	✓	Remove any wall anchors		
148	✓	Patch and touch up walls		
149		? Mitigate HVAC noise unknown		Measured 47-50db in this office

Highlighting changes made Today

	Complete	Phase	Flag	Notes
150		Clean Carpet		
151	Complete	⊟ Office G		Notes
152		Remove any wall anchors		
153		Patch and touch up walls		
154		Clean Carpet		
155	Complete	⊟ Office H		Notes
156		New Office		
157		Match look and feel of other offices		Landlord to install carpet in new office, color and pattern to be selected by Tenant
158	Complete	⊟ Office I		Notes
159		Remove any wall anchors		
160		Patch and touch up walls		
161		Clean Carpet		